Exhibit 99.1

Arbor Realty Trust Reports Second Quarter Results and

Increases Quarterly Dividend to $0.29 per Share

Company Highlights:

•                  GAAP net income of $0.31 and AFFO of $0.33 per diluted common share1

•                  Declares a cash dividend on common stock of $0.29 per share, our third increase in the past year, representing a 16% increase from a year ago

•                  Raised $115.6 million of capital in a common stock offering

•                  Improved funding sources by reducing pricing, increasing capacity and extending the maturities of existing facilities

Agency Business

•                  Segment income of $15.6 million

•                  Loan originations of $1.29 billion

•                  Servicing portfolio of $19.46 billion, up 3% from 1Q19 and 14% from a year ago

Structured Business

•                  Segment income of $19.9 million

•                  Strong portfolio growth of 15% on record originations of $1 billion

•                  Closed an eleventh collateralized securitization vehicle totaling $650.0 million

Uniondale, NY, August 2, 2019 — Arbor Realty Trust, Inc. (NYSE: ABR), today announced financial results for the second quarter ended June 30, 2019.  Arbor reported net income for the quarter of $28.9 million, or $0.31 per diluted common share, compared to $17.2 million, or $0.25 per diluted common share for the quarter ended June 30, 2018. Adjusted funds from operations (“AFFO”) for the quarter was $37.9 million, or $0.33 per diluted common share, compared to $26.4 million, or $0.29 per diluted common share for the quarter ended June 30, 2018.1

Agency Business

Loan Origination Platform

Agency Loan Volume (in thousands)
	Quarter Ended
	June 30, 2019	March 31, 2019
Fannie Mae	$937,977	$546,886
Freddie Mac	234,851	192,492
FHA	43,558	1,110
CMBS/Conduit	71,900	105,425
Total Originations	$1,288,286	$845,913

Total Loan Sales	$923,046	$1,101,766

Total Loan Commitments	$1,302,128	$846,963

For the quarter ended June 30, 2019, the Agency Business generated revenues of $52.7 million, compared to $47.2 million for the first quarter of 2019. Gain on sales, including fee-based services, net was $14.2 million for the quarter, reflecting a margin of 1.54% on loan sales, compared to $16.4 million and 1.49% for the first quarter of 2019. Income from mortgage servicing rights was $18.7 million for the quarter, reflecting a rate of 1.44% as a percentage of loan commitments, compared to $14.2 million and 1.68% for the first quarter of 2019.

At June 30, 2019, loans held-for-sale was $601.8 million which was primarily comprised of unpaid principal balances totaling $597.3 million, with financing associated with these loans totaling $597.2 million.

Fee-Based Servicing Portfolio

Our fee-based servicing portfolio totaled $19.46 billion at June 30, 2019, an increase of 3% from March 31, 2019, primarily a result of $1.29 billion of new loan originations, net of $635.6 million in portfolio runoff during the quarter. Servicing revenue, net was $12.6 million for the quarter and consisted of servicing revenue of $24.9 million, net of amortization of mortgage servicing rights totaling $12.3 million.

	Fee-Based Servicing Portfolio ($ in thousands)
	As of June 30, 2019			As of March 31, 2019
	UPB	Wtd. Avg. Fee	Wtd. Avg. Life (in years)	UPB	Wtd. Avg. Fee	Wtd. Avg. Life (in years)
Fannie Mae	$14,122,916	0.495%	7.8	$13,719,351	0.507%	7.6
Freddie Mac	4,657,097	0.301%	10.9	4,515,829	0.303%	10.8
FHA	684,527	0.153%	19.1	648,583	0.155%	19.6
Total	$19,464,540	0.436%	9.0	$18,883,763	0.446%	8.7

Loans sold under the Fannie Mae program contain an obligation to partially guarantee the performance of the loan (“loss-sharing obligations”). At June 30, 2019, the Company’s allowance for loss-sharing obligations was $34.4 million, representing 0.24% of the Fannie Mae servicing portfolio.

Structured Business

Portfolio and Investment Activity

•                  Originated 47 loans totaling $1.01 billion, of which 37 were bridge loans for $942.7 million

•                  Payoffs and pay downs on 43 loans totaling $503.1 million

At June 30, 2019, the loan and investment portfolio’s unpaid principal balance, excluding loan loss reserves, was $3.93 billion, with a weighted average current interest pay rate of 6.64%, compared to $3.41 billion and 7.05% at March 31, 2019.  Including certain fees earned and costs associated with the loan and investment portfolio, the weighted average current interest pay rate was 7.34% at June 30, 2019, compared to 7.71% at March 31, 2019.

The average balance of the Company’s loan and investment portfolio during the second quarter of 2019, excluding loan loss reserves, was $3.62 billion with a weighted average yield of 8.24%, compared to $3.34 billion and 7.84% for the first quarter of 2019. The increase in average yield was primarily due to higher fees on loan payoffs in the second quarter as compared to the first quarter, largely the result of default interest received.

At June 30, 2019, the Company’s total loan loss reserves were $71.1 million on five loans with an aggregate carrying value before loan loss reserves of $131.3 million. The Company also had two non-performing loans with a carrying value of $2.5 million, net of related loan loss reserves of $1.7 million.

Financing Activity

The Company completed its eleventh collateralized securitization vehicle (“CLO XI”) totaling $650.0 million of real estate related assets and cash. Investment grade-rated notes totaling $533.0 million were issued, and the Company retained subordinate interests in the issuing vehicle of $117.0 million. The facility has a three-year asset replenishment period and an initial weighted average interest rate of 1.44% over LIBOR, excluding fees and transaction costs.

The Company completed the unwind of CLO VI, redeeming $250.3 million of outstanding notes repaid with proceeds received from the refinancing of CLO VI’s outstanding assets primarily within CLO XI, which has an interest rate 104 basis points lower than CLO VI. As a result of this transaction, the Company recognized an expense of $1.2 million from the acceleration of deferred fees.

The balance of debt that finances the Company’s loan and investment portfolio at June 30, 2019 was $3.62 billion with a weighted average interest rate including fees of 4.96% as compared to $3.13 billion and a rate of 5.22% at March 31, 2019. The average balance of debt that finances the Company’s loan and investment portfolio for the second quarter of 2019 was $3.35 billion, as compared to $2.96 billion for the first quarter of 2019. The average cost of borrowings for the second quarter was 5.35%, compared to 5.24% for the first quarter of 2019. The increase in average costs was primarily due to the acceleration of fees related to the early repayment of debt.

The Company is subject to various financial covenants and restrictions under the terms of its collateralized securitization vehicles and financing facilities. The Company believes it was in compliance with all financial covenants and restrictions as of June 30, 2019 and as of the most recent collateralized securitization vehicle determination dates in July 2019.

Capital Markets

The Company issued 9.2 million shares of our common stock receiving net proceeds of $115.6 million. The proceeds were primarily used to make investments and for general corporate purposes.

Dividends

The Company announced today that its Board of Directors has declared a quarterly cash dividend of $0.29 per share of common stock for the quarter ended June 30, 2019, representing an increase of 4% over the prior quarter dividend of $0.28 per share and 16%

from a year ago. The dividend is payable on September 3, 2019 to common stockholders of record on August 15, 2019. The ex-dividend date is August 14, 2019.

The Company also announced today that its Board of Directors has declared cash dividends on the Company’s Series A, Series B and Series C cumulative redeemable preferred stock reflecting accrued dividends from June 1, 2019 through August 31, 2019. The dividends are payable on September 3, 2019 to preferred stockholders of record on August 15, 2019. The Company will pay total dividends of $0.515625, $0.484375 and $0.53125 per share on the Series A, Series B and Series C preferred stock, respectively.

Earnings Conference Call

The Company will host a conference call today at 10:00 a.m. Eastern Time. A live webcast of the conference call will be available at www.arbor.com in the investor relations area of the website. Those without web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (866) 516-5034 for domestic callers and (678) 509-7613 for international callers. Please use participant passcode 6947538.

After the live webcast, the call will remain available on the Company’s website through August 31, 2019.  In addition, a telephonic replay of the call will be available until August 9, 2019. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use passcode 6947538.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. (NYSE:ABR) is a nationwide real estate investment trust and direct lender, providing loan origination and servicing for multifamily, seniors housing, healthcare and other diverse commercial real estate assets. Headquartered in New York, Arbor manages a multibillion-dollar servicing portfolio, specializing in government-sponsored enterprise products. Arbor is a Fannie Mae DUS® lender and Freddie Mac Optigo Seller/Servicer. Arbor’s product platform also includes CMBS, bridge, mezzanine and preferred equity lending. Rated by Standard and Poor’s and Fitch Ratings, Arbor is committed to building on its reputation for service, quality and customized solutions with an unparalleled dedication to providing our clients excellence over the entire life of a loan.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained.  Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2018 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

1. Non-GAAP Financial Measures

During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of non-GAAP financial measures and the comparable GAAP financial measure can be found on page 11 of this release.

Contacts:
Arbor Realty Trust, Inc.	Investors:
Paul Elenio, Chief Financial Officer	The Ruth Group
516-506-4422	Janhavi Mohite
pelenio@arbor.com	646-536-7026
jmohite@theruthgroup.com
Media:
Bonnie Habyan, Chief Marketing Officer
516-506-4615
bhabyan@arbor.com

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME - (UNAUDITED)

($ in thousands—except share and per share data)

	Quarter Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Interest income	$82,171	$59,295	$153,448	$110,908
Interest expense	48,284	37,884	90,149	71,271
Net interest income	33,887	21,411	63,299	39,637

Other revenue:
Gain on sales, including fee-based services, net	14,211	15,622	30,600	33,815
Mortgage servicing rights	18,709	17,936	32,941	37,571
Servicing revenue, net	12,612	10,871	26,164	20,418
Property operating income	3,147	2,964	5,950	5,874
Other income, net	1,393	(470)	(734)	2,408
Total other revenue	50,072	46,923	94,921	100,086

Other expenses:
Employee compensation and benefits	29,022	26,815	60,786	56,309
Selling and administrative	10,481	8,873	20,242	17,789
Property operating expenses	2,691	2,856	5,086	5,652
Depreciation and amortization	1,909	1,845	3,821	3,691
Impairment loss on real estate owned	1,000	2,000	1,000	2,000
Provision for loss sharing (net of recoveries)	368	348	822	821
Provision for loan losses (net of recoveries)	—	(2,127)	—	(1,802)
Total other expenses	45,471	40,610	91,757	84,460

Income before extinguishment of debt, income from equity affiliates and income taxes	38,488	27,724	66,463	55,263
Loss on extinguishment of debt	—	—	(128)	—
Income from equity affiliates	3,264	1,387	5,415	2,132
(Provision for) benefit from income taxes	(4,350)	(4,499)	(4,341)	4,285

Net income	37,402	24,612	67,409	61,680

Preferred stock dividends	1,888	1,888	3,777	3,777
Net income attributable to noncontrolling interest	6,598	5,557	12,066	14,547
Net income attributable to common stockholders	$28,916	$17,167	$51,566	$43,356

Basic earnings per common share	$0.32	$0.26	$0.59	$0.68
Diluted earnings per common share	$0.31	$0.25	$0.57	$0.66

Weighted average shares outstanding:
Basic	89,955,923	65,683,057	87,567,171	63,773,306
Diluted	113,624,384	90,055,170	110,779,680	87,420,543

Dividends declared per common share	$0.28	$0.25	$0.55	$0.46

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

($ in thousands—except share and per share data)

	June 30,	December 31,
	2019	2018
	(Unaudited)
Assets:
Cash and cash equivalents	$198,917	$160,063
Restricted cash	316,455	180,606
Loans and investments, net	3,836,554	3,200,145
Loans held-for-sale, net	601,827	481,664
Capitalized mortgage servicing rights, net	276,648	273,770
Securities held to maturity, net	86,017	76,363
Investments in equity affiliates	31,159	21,580
Real estate owned, net	13,382	14,446
Due from related party	16,986	1,287
Goodwill and other intangible assets	113,364	116,165
Other assets	110,421	86,086
Total assets	$5,601,730	$4,612,175

Liabilities and Equity:
Credit facilities and repurchase agreements	$1,621,678	$1,135,627
Collateralized loan obligations	1,875,444	1,593,548
Debt fund	68,422	68,183
Senior unsecured notes	210,963	122,484
Convertible senior unsecured notes, net	253,729	254,768
Junior subordinated notes to subsidiary trust issuing preferred securities	140,587	140,259
Due to related party	7,219	—
Due to borrowers	92,296	78,662
Allowance for loss-sharing obligations	34,417	34,298
Other liabilities	110,997	118,780
Total liabilities	4,415,752	3,546,609

Equity:
Arbor Realty Trust, Inc. stockholders’ equity:
Preferred stock, cumulative, redeemable, $0.01 par value: 100,000,000 shares authorized; special voting preferred shares; 20,484,094 and 20,653,584 shares issued and outstanding, respectively; 8.25% Series A, $38,787,500 aggregate liquidation preference; 1,551,500 shares issued and outstanding; 7.75% Series B, $31,500,000 aggregate liquidation preference; 1,260,000 shares issued and outstanding; 8.50% Series C, $22,500,000 aggregate liquidation preference; 900,000 shares issued and outstanding	89,501	89,502
Common stock, $0.01 par value: 500,000,000 shares authorized; 94,225,567 and 83,987,707 shares issued and outstanding, respectively	942	840
Additional paid-in capital	998,897	879,029
Accumulated deficit	(72,321)	(74,133)
Total Arbor Realty Trust, Inc. stockholders’ equity	1,017,019	895,238

Noncontrolling interest	168,959	170,328
Total equity	1,185,978	1,065,566

Total liabilities and equity	$5,601,730	$4,612,175

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

STATEMENT OF INCOME SEGMENT INFORMATION - (Unaudited)

(in thousands)

	Quarter Ended June 30, 2019
	Structured Business	Agency Business	Other / Eliminations (1)	Consolidated

Interest income	$76,144	$6,027	$—	$82,171
Interest expense	44,716	3,568	—	48,284
Net interest income	31,428	2,459	—	33,887

Other revenue:
Gain on sales, including fee-based services, net	—	14,211	—	14,211
Mortgage servicing rights	—	18,709	—	18,709
Servicing revenue	—	24,936	—	24,936
Amortization of MSRs	—	(12,324)	—	(12,324)
Property operating income	3,147	—	—	3,147
Other income, net	290	1,103	—	1,393
Total other revenue	3,437	46,635	—	50,072

Other expenses:
Employee compensation and benefits	6,815	22,207	—	29,022
Selling and administrative	5,328	5,153	—	10,481
Property operating expenses	2,691	—	—	2,691
Depreciation and amortization	509	1,400	—	1,909
Impairment loss on real estate owned	1,000	—	—	1,000
Provision for loss sharing (net of recoveries)	—	368	—	368
Total other expenses	16,343	29,128	—	45,471

Income before income from equity affiliates and income taxes	18,522	19,966	—	38,488
Income from equity affiliates	3,264	—	—	3,264
Provision for income taxes	—	(4,350)	—	(4,350)

Net income	21,786	15,616	—	37,402

Preferred stock dividends	1,888	—	—	1,888
Net income attributable to noncontrolling interest	—	—	6,598	6,598
Net income attributable to common stockholders	$19,898	$15,616	$(6,598)	$28,916

(1) Includes certain income or expenses not allocated to the two reportable segments. Amount reflects income attributable to the noncontrolling interest holders.

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

BALANCE SHEET SEGMENT INFORMATION - (Unaudited)

(in thousands)

	June 30, 2019
	Structured Business	Agency Business	Consolidated
Assets:
Cash and cash equivalents	$116,282	$82,635	$198,917
Restricted cash	315,195	1,260	316,455
Loans and investments, net	3,836,554	—	3,836,554
Loans held-for-sale, net	—	601,827	601,827
Capitalized mortgage servicing rights, net	—	276,648	276,648
Securities held to maturity, net	10,000	76,017	86,017
Investments in equity affiliates	31,159	—	31,159
Goodwill and other intangible assets	12,500	100,864	113,364
Other assets	110,205	30,584	140,789
Total assets	$4,431,895	$1,169,835	$5,601,730

Liabilities:
Debt obligations	$3,573,659	$597,164	$4,170,823
Allowance for loss-sharing obligations	—	34,417	34,417
Other liabilities	162,859	47,653	210,512
Total liabilities	$3,736,518	$679,234	$4,415,752

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Supplemental Schedule of Non-GAAP Financial Measures - (Unaudited)

Funds from Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”)

($ in thousands—except share and per share data)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

Net income attributable to common stockholders	$28,916	$17,167	$51,566	$43,356

Adjustments:
Net income attributable to noncontrolling interest	6,598	5,557	12,066	14,547
Impairment loss on real estate owned	1,000	2,000	1,000	2,000
Depreciation - real estate owned	176	178	350	356
Depreciation - investments in equity affiliates	128	125	252	250

Funds from operations (1)	$36,818	$25,027	$65,234	$60,509

Adjustments:
Income from mortgage servicing rights	(18,709)	(17,936)	(32,941)	(37,571)
Impairment loss on real estate owned	(1,000)	(2,000)	(1,000)	(2,000)
Deferred tax provision (benefit)	918	185	(3,250)	(13,135)
Amortization and write-offs of MSRs	16,914	17,203	33,654	33,879
Depreciation and amortization	2,549	2,255	5,113	4,511
Net (gain) loss on changes in fair value of derivatives	(1,103)	587	1,362	(2,057)
Stock-based compensation	1,502	1,100	5,258	3,645

Adjusted funds from operations (1)	$37,889	$26,421	$73,430	$47,781

Diluted FFO per share (1)	$0.32	$0.28	$0.59	$0.69

Diluted AFFO per share (1)	$0.33	$0.29	$0.66	$0.55

Diluted weighted average shares outstanding (1)	113,624,384	90,055,170	110,779,680	87,420,543

(1) Amounts are attributable to common stockholders and OP Unit holders. The OP Units are redeemable for cash, or at the Company’s option for shares of the Company’s common stock on a one-for-one basis.

The Company is presenting FFO and AFFO because management believes they are important supplemental measures of the Company’s operating performance in that they are frequently used by analysts, investors and other parties in the evaluation of REITs.  The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss) attributable to common stockholders (computed in accordance with GAAP), excluding gains (losses) from sales of depreciated real properties, plus impairments of depreciated real properties and real estate related depreciation and amortization, and after adjustments for unconsolidated ventures.

The Company defines AFFO as funds from operations adjusted for accounting items such as non-cash stock-based compensation expense, income from mortgage servicing rights (“MSRs”), changes in fair value of certain derivatives that temporarily flow through earnings, amortization and write-offs of MSRs, deferred taxes and the amortization of the convertible senior notes conversion option. The Company also adds back one-time charges such as acquisition costs and impairment losses on real estate and gains (losses) on sales of real estate. The Company is generally not in the business of operating real estate property and has obtained real estate by foreclosure or through partial or full settlement of mortgage debt related to the Company’s loans to maximize the value of the collateral and minimize the Company’s exposure.  Therefore, the Company deems such impairment and gains (losses) on real estate as an extension of the asset management of its loans, thus a recovery of principal or additional loss on the Company’s initial investment.

FFO and AFFO are not intended to be an indication of the Company’s cash flow from operating activities (determined in accordance with GAAP) or a measure of its liquidity, nor is it entirely indicative of funding the Company’s cash needs, including its ability to make cash distributions.  The Company’s calculation of FFO and AFFO may be different from the calculations used by other companies and, therefore, comparability may be limited.